Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VS MEDIA Holdings Limited of our report dated June 30, 2023 relating to the consolidated financial statements for the years ended December 31, 2022 and 2021, which appears in VS MEDIA Holdings Limited ‘s Amendment No. 1 to dated October 2, 2023 to prospectus dated September 27, 2023 filed pursuant to Rule 424(b)(4) with the Commission on October 2, 2023.

/s/ WWC, P.C.
WWC, P.C.
San Mateo, California	Certified Public Accountants
December 27, 2023	PCAOB ID No.1171